THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES      Revised
101 BARCLAY STREET                        11/19/96
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-J

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP # 126691


                           Distribution Date 10/25/96

                                                                                         SINGLE                TOTAL
Reduction of the Stated Amount of Certificates                                      CERTIFICATE               AMOUNT
   Class A-1 Certificates.                                     YH1                 $19.92881418          $583,336.32
   Class A-2 Certificates.                                     YJ7                  $0.00000000                $0.00
   Class A-3 Certificates.                                     YK4                  $0.00000000                $0.00
   Class A-4 Certificates.                                     YL2                  $0.00000000                $0.00
   Class A-5 Certificates.                                     YM0                  $0.00000000                $0.00
   Class A-6 Certificates.                                     YN8                  $0.00000000                $0.00
   Class A-7 Certificates.                                     YP3                  $0.00000000                $0.00
   Class A-8 Certificates.                                     YQ1                  $0.00000000                $0.00
   Class A-9 Certificates.                                     YR9                  $0.00000000                $0.00
   Class A-10 Certificates.                                    YS7                 $15.50329591          $265,152.87
   Class A-11 Certificates.                                    YT5                  $0.00000000                $0.00
   Class PO Certificates.                                      YV0                  $0.88836565              $217.73
   Class A-R Certificates.                                     YU2                  $0.00000000                $0.00
   Class X Certificates.                                       YW8                  $0.00000000                $0.00
   Class B-1 Certificates.                                     YX6                  $0.54397721            $4,201.68
   Class B-2 Certificates.                                     YY4                  $0.54397721            $2,100.84
   Class B-3 Certificates.                                     YZ1                  $0.54397680            $1,313.16
   Class B-4 Certificates.                                     N/A                  $0.54397790              $787.68
   Class B-5 Certificates.                                     N/A                  $0.54398964              $209.98
   Class B-6 Certificates.                                     N/A                  $0.54397543              $578.06


                                                                                          Total           857,898.32

Aggregate amount of any Principal Prepayments                      $753,905.24

                                               SINGLE                TOTAL
Amounts distributed representing interest   CERTIFICATE             AMOUNT
   Class A-1 Certificates.                       $5.54185610     $162,215.67
   Class A-2 Certificates.                       $6.16666652     $143,128.33
   Class A-3 Certificates.                       $6.35416649     $121,745.83
   Class A-4 Certificates.                       $6.35416695      $56,329.69
   Class A-5 Certificates.                       $6.35416637      $89,295.10
   Class A-6 Certificates.                       $6.35416700      $63,541.67
   Class A-7 Certificates.                       $6.35416650      $64,342.29
   Class A-8 Certificates.                       $0.12083350       $2,416.67
   Class A-9 Certificates.                       $6.16666650     $123,333.33
   Class A-10 Certificates.                      $7.20846460     $123,286.37
   Class A-11 Certificates.                      $6.35416687     $153,605.63
   Class PO Certificates.                        $0.00000000           $0.00
   Class A-R Certificates.                       $7.10000000           $0.71
   Class X Certificates.                         $0.97124140     $181,192.20
   Class B-1 Certificates.                       $6.35079234      $49,053.52
   Class B-2 Certificates.                       $6.35079234      $24,526.76
   Class B-3 Certificates.                       $6.35079122      $15,330.81
   Class B-4 Certificates.                       $6.35079420       $9,195.95
   Class B-5 Certificates.                       $6.35080311       $2,451.41
   Class B-6 Certificates.                       $6.35079034       $6,748.72

                                                       Total    1,391,740.66

Amount  of  shortfall  which  is  less  than  the  full  amount  that  would  be distributed:
     Principal                                                        $0.00
      Interest                                                        $0.00

Stated Amount of Certificates after this Distribution

                                        ORIGINAL             SINGLE                TOTAL
                                         BALANCE           CERTIFICATE             AMOUNT
   Class A-1 Certificates.              29,271,000.00         $930.10368112       $27,225,064.85
   Class A-2 Certificates.              23,210,000.00       $1,000.00000000       $23,210,000.00
   Class A-3 Certificates.              19,160,000.00       $1,000.00000000      .$19,160,000.00
   Class A-4 Certificates.               8,865,000.00       $1,000.00000000        $8,865,000.00
   Class A-5 Certificates.              14,053,000.00       $1,000.00000000       $14,053,000.00
   Class A-6 Certificates.              10,000,000.00       $1,000.00000000       $10,000,000.00
   Class A-7 Certificates.              10,126,000.00       $1,000.00000000       $10,126,000.00
   Class A-8 Certificates.              20,000,000.00       $1,000.00000000       $20,000,000.00
   Class A-9 Certificates.              20,000,000.00       $1,000.00000000       $20,000,000.00
   Class A-10 Certificates.             17,103,000.00         $945.62529849       $16,173,029.48
   Class A-11 Certificates.             24,174,000.00       $1,000.00000000       $24,174,000.00
   Class PO Certificates.                  245,090.52         $998.22869526          $244,656.39
   Class A-R Certificates.                     100.00       $1,000.00000000              $100.00
   Class X Certificates.               186,557,327.00         $984.00573476      $183,573,479.63
   Class B-1 Certificates.               7,724,000.00         $998.92507380        $7,715,697.27
   Class B-2 Certificates.               3,862,000.00         $998.92507509        $3,857,848.64
   Class B-3 Certificates.               2,414,000.00         $998.92507457        $2,411,405.13
   Class B-4 Certificates.               1,448,000.00         $998.92507597        $1,446,443.51
   Class B-5 Certificates.                 386,000.00         $998.92505181          $385,585.07
   Class B-6 Certificates.               1,062,658.29         $998.92507308        $1,061,516.01

                                                              Total              $190,109,346.35

The Pool Stated Principal Balance for the following       90,109,346.35
Distribution Date:

Senior Percentage for the following Distribution Date     0.9929457185%
Subordinated Percentage for the following Distribution    9.0070542815%
Date

Amount of the Master Servicing Fees paid to or               S40,790.98
retained by the Master Servicer with respect to such Distribution Date

Pass-Through Rate for each such Class of Certificates
   Class A-1 Certificates.                                     7.00000%
   Class A-2 Certificates.                                     7.40000%
   Class A-3 Certificates.                                     7.62500%
   Class A-4 Certificates.                                     7.62500%
   Class A-5 Certificates.                                     7.62500%
   Class A-6 Certificates.                                     7.62500%
   Class A-7 Certificates.                                     7.62500%
   Class A-8 Certificates.                                     0.14500%
   Class A-9 Certificates.                                     7.40000%
   Class A-10 Certificates.                                    9.00000%
   Class A-11 Certificates.                                    7.62500%
   Class PO Certificates.                                           N/A
   Class A-R Certificates.                                     7.62500%
   Class X Certificates.                                       1.17896%
   Class B-1 Certificates.                                     7.62500%
   Class B-2 Certificates.                                     7.62500%
   Class B-3 Certificates.                                     7.62500%
   Class B-4 Certificates.                                     7.62500%
   Class B-5 Certificates.                                     7.62500%
   Class B-6 Certificates.                                     7.62500%

Amount of  Advances  included  in the  distribution  on      $20,527.44
this Distribution Date

Aggregate amount of Advances outstanding as of the $20,527.44 close of business on such Distribution Date.

A. The number and aggregate principal amounts of Mortgage Loans delinquent

          30 to 59 days                    19        $2,481,163.07
          60 to 89 days                     0                $0.00
             90 or more                     0                $0.00



B. The number and aggregate principal amounts of Mortgage Loans in foreclosure

       In foreclosure                     0                $0.00



Loan number and Stated Principal Balance for any       0                $0.00
Mortgage Loan that became an REO Property during the
preceding calendar month
                                                                        .
Total number and principal balance of any REO                            $0.00
Properties as of the close of business on the Determination Date preceding such Distribution Date.

Senior Prepayment Percentage for following                    100.000000000000%
Distribution Date

Aggregate amount of Realized Losses incurred during                      $0.00
preceding month
                                                                         $0.00
Aggregate amount of Realized Losses through                              $0.00
Distribution Date

                    Special Hazard Loss Coverage Amount           $1,909,672.00
                           Required Fraud Loss Coverage           $5,793,115.00
                            Current Bankruptcy Coverage             $125,000.00